Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript

STFC - Q3 2008 State Auto Financial Earnings Conference Call

Event Date/Time: Oct. 23. 2008 / 10:00AM ET

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FINAL TRANSCRIPT Oct. 23. 2008 / 10:00AM ET, STFC - Q3 2008 State Auto Financial Earnings Conference Call

CORPORATE PARTICIPANTS

Steve English

State Auto—VP, CFO

Bob Restrepo

State Auto—Chairman, President and CEO

Matt Mrozek

State Auto—Corporate Actuary

Jim Duemey

State Auto—VP, Investment Officer

CONFERENCE CALL PARTICIPANTS

Michael Phillips

Stifel Nicolaus—Analyst

Ed Imsirovic

Keybanc Capital Markets—Analyst

Beth Malone

Keybanc—Analyst

Joseph DiMarino

Piper Jaffray—Analyst

Caroline Steers

FPK—Analyst

PRESENTATION

Operator

Welcome to State Auto Financial’s Third Quarter Earnings Conference Call. Initially you will be in a listen only mode. Today’s call is being recorded. If you have any objections, you may disconnect at this time. (Operator Instructions). At this point, I would like to turn the call over to Mr. Steve English, State Auto’s Chief Financial Officer. Mr. English, you may proceed.

Steve English—State Auto—VP, CFO

Thank you, Kelly. Good morning and welcome to our third quarter 2008 earnings conference call. Today I’m joined by several members of STFC’s senior management team. Our Chairman, President and CEO, Bob Restrepo; Chief Investment Officer, Jim Duemey; Corporate Actuary, Matt Mrozek; and our Chief Accounting Officer and Treasurer, Cindy Powell.

Today’s call will include prepared remarks by our CEO, Bob Restrepo, after which we will open the lines for questions. Please note our comments today may include forward-looking statements which by their nature involve a number of risk factors and uncertainties which may affect future financial performance. Such risk factors may cause actual results to differ materially from those contained in our projections or forward-looking statements.

These types of factors are discussed at the end of our press release, as well as in our annual and quarterly filing with the Securities and Exchange Commission to which I refer you. A financial packet containing reconciliations of certain non-GAAP measures along with supplemental financial information was distributed to registered participants prior to this call and made available to all interested parties on our website, www.StateAuto.com under the investor’s section as an attachment to the Press Release.

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FINAL TRANSCRIPT Oct. 23. 2008 / 10:00AM ET, STFC - Q3 2008 State Auto Financial Earnings Conference Call

Now I’ll turn the call over to STFC’s Chairman, President and CEO, Bob Restrepo.

Bob Restrepo—State Auto—Chairman, President and CEO

Thank you, Steve, and good morning, everyone. For those of us at State Auto, 2008 is turning out to be an unfortunate and unfunny version of Groundhog Day and is dominated by similar recurring themes. Unprecedented catastrophe events, virtually all of which are wind related, solid underwriting fundamentals manifested by ex-catastrophe loss ratios which have been generally good and reasonably consistent throughout the course of the year, accelerating organic growth, driven by excellent results in personal line and stable results in commercial lines, and generally flat pricing for personal line, the modest increases prospectively and modest decline in commercial lines pricing resulting from continued market competition throughout the quarter and the year.

Catastrophes continue to be the headline story for us. Our experience in the quarter was reasonably good up until mid-September when Hurricane Ike met a descending cold front here in the Midwest. The results were devastating wind losses, particularly in Ohio, Kentucky and Indiana. And it could wind up being the largest single catastrophic event in the history of the State of Ohio, potentially surpassing the tornado in Zinnia back in the 1970’s.

In line with our previous announcement, in the third quarter we experienced $54.7 million of catastrophe losses accounting for 19.5 loss ratio points. Year-to-date, State Auto Financial Corporation has incurred $166.5 million in catastrophe losses counting for 19.8 loss ratio points. Although the experience by State differs from previous quarters, the net financial result was similar and devastating to our tradition of producing underwriting profits.

Personal automobile results were somewhat affected by weather and by catastrophe. The biggest impact, though, in the quarter was an increase in bodily injury severity resulting from large losses, largely from prior accident years. Both the number of large losses and the individual size of each of these large losses was more significant than we’ve experienced in previous quarters.

We continue to see significant improvement in our non-standard automobile results. The actions we’ve already taken regarding price, agency mix and underwriting controls have really paid off; and we’ve returned this business to the level of profitability that we enjoyed in previous years. We think the prognosis for this line is now quite healthy.

Homeowners continue to be the story in the third quarter as it has in each of the previous quarters this year. Our non-catastrophe, non-weather experience continues to improve relative to previous trends. Third quarter saw an almost 8% point improvement. Clearly though, that was a drop in the ocean relative to the wind losses that we’ve experienced primarily from Ike.

We’re now adding mandatory wind and hail deductibles in 10 states, accelerating the introduction of price increases and re-examining and re-thinking the proper distribution of agency locations in catastrophe prone areas.

Production continues to accelerate in personal lines, driven by the introduction of new rating models for our custom fit personal automobile program and new easy to use technology solutions which our agents continue to embrace. Written premiums were up 12.8% in the quarter and 11.4% year-to-date excluding the pooling change impact and the withdrawal from Florida, organic growth was up 8% in the quarter and 6.6% year-to-date. We remain pleased with both the quality and quantity of new business, our strong retention and the improving sales management.

In business insurance, underwriting results deteriorated somewhat. Weather and catastrophe experience were clearly a factor but we also saw an increase in large losses and commercial automobile and in general liability. In addition, workers’ compensation loss ratios were also inflated primarily due to higher medical cost severity on older accident year claims.

Business insurance net premiums increased 14.6% for the quarter and 12.7% year-to-date. Excluding the impact from the pooling change, organic growth for our business insurance segment was consistent with previous quarters at a positive 0.7% for the quarter and for the year. For STFC, written premium grew 13.5% for the quarter and 11.9% for the year. Once again, excluding the pooling change impact and the Florida withdrawal, our results for the company was 5.1% for the quarter and 4.2% year-to-date.

Pricing in personal lines is beginning to increase with modest pricing adjustments earning out over the next 3 to 6 months in the 2% to 5% range, varying by line and by state. Business insurance pricing remains depressed in the low to high single digit range depending on the line. Prospectively, we see plenty of opportunities in the market to increase personal lines prices and get ahead of the lost development curve.

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FINAL TRANSCRIPT Oct. 23. 2008 / 10:00AM ET, STFC - Q3 2008 State Auto Financial Earnings Conference Call

In business insurance, we expect to see prices begin to bottom-out but probably not until after the 1/1 renewal season. It’s been widely reported that we should be at an inflection point for pricing, given deteriorating underwriting results, bad weather, volatile financial markets and most importantly, declining levels of surplus in the industry. You would think that all of this should offer for changes in pricing behavior and available capacity. We’ll see.

Our expense ratio for the third quarter was inflated somewhat by the discontinuation of an inner company catastrophe reinsurance program, also by an acceleration of seeded premium under our third party catastrophe reinsurance program as well as the purchase of additional reinsurance catastrophe coverage following Ike and thirdly, an underestimation of the agency program in the prior year, third quarter of 2007.

We continue to maintain a high quality investment portfolio as previously disclosed. We have no direct exposure to Lehman Brothers, or AIG and null exposure to the common or preferred shares of Freddie Mac or Fannie Mae. Our only exposure is to Freddie Mac and Fannie Mae senior debt issues and mortgage back pools which are now fully guaranteed by the government and which amount to less than 4% of invested assets. At this time, we do not anticipate impairment.

Given the recent uncertainty and related volatility in the equity markets, we did take an other than temporary impairment charge totally $5.9 million on several stocks within our equity portfolio. Earlier this month I wrote to our associates, agents and retirees regarding the state of State Auto. I noticed that despite the turbulence in the financial markets and the impact on our stock and our 401(k)s, the good new for all our stakeholders is that we remain a conservative and superior manager of risk.

We routinely produce quality underwriting results, aside from the weather, thanks to our continued focus on balancing risk and rate, regardless of market competition. Our reserving practices both on individual claim cases and overall in our bulk reserves remains on target. Our reinsurance partners are on solid footing, and we continue to seek out new M&A opportunities which we can leverage our strong capital position and exploit current opportunities to diversify.

I continue to be impressed and support our investment strategy which emphasizes capital perseveration over earnings enhancement. It’s been a strategy that’s certainly paid off this year. Jim Duemey, our Chief Investment Officer, has done a superior job over the years of producing good investment returns and minimizing downside risk.

We continue to have an outstanding story to tell. My predecessors at State Auto have built an outstanding business that has thrived in all sorts of financial markets. Looking to the future, I’m confident that we continue to have the people and the plans in place to differentiate our self from the marketplace and emerge from this market turmoil an even stronger and more successful company.

And with that, I’ll turn it back over to you, Steve.

Steve English—State Auto—VP, CFO

Thank you, Bob. At this point, Kelly, would you please open the lines for questions.

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QUESTION AND ANSWER

Operator

Thank you. (Operator Instructions). One moment please. Our first question comes from Michael Phillips with Stifel Nicolaus. Your line is open.

Michael Phillips—Stifel Nicolaus—Analyst

Thanks. Good morning, everybody. Well a couple things. You mentioned the homeowners doing well ex-cat; you mentioned auto how it was similarly affected by weather and cat. Any way you can help us quantify that auto piece or that cat piece because when you look at the loss ratio you give, you see it’s up quite a bit and some of that’s weather related but I just don’t know how much?

Bob Restrepo—State Auto—Chairman, President and CEO

2 points in the loss ratio.

Michael Phillips—Stifel Nicolaus—Analyst

2 points?

Bob Restrepo—State Auto—Chairman, President and CEO

Yes.

Michael Phillips—Stifel Nicolaus—Analyst

Okay, thanks. And a numbers question here, if I’m doing the math right. You might have said this. If you did, I apologize; I didn’t hear it. Organic growth in commercial lines, 0.5%?

Bob Restrepo—State Auto—Chairman, President and CEO

0.7%.

Michael Phillips—Stifel Nicolaus—Analyst

Okay. And then kind of the first question went on hold. Did the loss ratio ex-cat — obviously impacted by some higher weather claims and more weather claims that just didn’t make the cat threshold. Any way you can help quantify that [views]?

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FINAL TRANSCRIPT Oct. 23. 2008 / 10:00AM ET, STFC - Q3 2008 State Auto Financial Earnings Conference Call

Bob Restrepo—State Auto—Chairman, President and CEO

Well, the big change that we saw this quarter relative to what we see is a higher incidence of large losses that affected our personal [on the field line]. We had — just to give you an example, we had 13 losses over $250,000 which is higher than usual, both the size and the frequency, and 12 of those were 2007 or prior losses.

We also had a higher incidence of large losses in our commercial automobile and general liability business; and as I mentioned in my opening comments, we increased some reserves from prior accident years for workers’ compensation primarily related to, almost exclusively related to increases in medical costs.

Michael Phillips—Stifel Nicolaus—Analyst

Those auto claims, 13 that were over 250, you said 12 were older years, 2007, how much of that is because, I mean, I’m just trying to understand what happened there. Is that prior the adjuster was looking at that, I’m think of number, $5,000 per claim and then they said, “Oh geez, it’s no longer $5,000, it’s $250,000.” Is it a big jump or is it, maybe $100,000 and $250,000 and then just suddenly it got to 250 over time, or was it more of a big jump?

Bob Restrepo—State Auto—Chairman, President and CEO

It’s a timing issue. These things work out over time. It’s just we had an unusual concentration of them in the third quarter. We regularly review all of our outstanding claims but often times we’re at the mercy a doctor sending us bills and we had up-tick in several cases where we reassessed what we thought the ultimate liability would be for medical costs for several people that were seriously injured in automobile losses. But it’s a timing issue. We didn’t see anything that we thought was untoward. We just had a fight the courts.

Michael Phillips—Stifel Nicolaus—Analyst

Okay, great. Thanks, Bob.

Bob Restrepo—State Auto—Chairman, President and CEO

Thank you Michael.

Operator

Our next question comes from Ed Imsirovic from Keybanc Capital Markets. Your line is open.

Ed Imsirovic—Keybanc Capital Markets—Analyst

High good, morning. I was wondering if you could give us an update on your efforts to obtain aggregate reinsurance coverage for the wind and hail event and I believe on the last conference call you mentioned it maybe on effect on January 1, 2009 and I was wondering if that’s still the case.

Bob Restrepo—State Auto—Chairman, President and CEO

We’re hopeful but two things. We’re continuing discussions, ongoing discussions, with several reinsurers regarding aggregate reinsurance cover as we’ve discussed in the past. And I was, frankly, more optimistic 6 months ago than I am right now, given the weather that we’ve seen in the Midwest and also given what we believe it going to happen in the property reinsurance markets. And it’s seen with reinsurers as well as primary companies recording financial results in the third quarter, it’s not a good year for any of us relating to weather.

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FINAL TRANSCRIPT Oct. 23. 2008 / 10:00AM ET, STFC - Q3 2008 State Auto Financial Earnings Conference Call

My guess it’s going to make it much more difficult to get the kind of solutions we want, if nothing else, just from a cost-benefits standpoint going forward. Matt Mrozek is here with us and he’s on point with this and I’ll ask Matt if he can add any color to that.

Matt Mrozek—State Auto—Corporate Actuary

Just that yeah, we’ve looked at aggregate cover for a couple of years now. Historically, it’s not been a cost effective purchase. This year we’re more hopeful that with the changes in the reinsurance market, we can come to some coverage that makes sense from a cost standpoint. Again, as Bob alluded to, the changing reinsurance market right now may or may not make that possibility, but it’s something we continue to assess.

Ed Imsirovic—Keybanc Capital Markets—Analyst

Okay, thank you. And just one last question. Just given how the investment markets have behaved lately, are you making any significant changes to your portfolio? I mean, do you see any opportunities in terms of new investments?

Bob Restrepo—State Auto—Chairman, President and CEO

We have not changed our asset allocation which as emphasized municipal bonds within our STFC portfolio, just fixed income in general. I’ll ask Jim Duemey to comment on any significant changes he sees going forward, particularly in the equity.

Jim Duemey—State Auto—VP, Investment Officer

Well we, I’d like to think that there are opportunities to, at time point, increase our equity portfolio but the primary emphasis will be on the income side and primarily with municipal bonds, so really not much change going forward.

Ed Imsirovic—Keybanc Capital Markets—Analyst

Okay, thank you.

Bob Restrepo—State Auto—Chairman, President and CEO

Thank you.

Operator

Our next question comes from Beth Malone from KeyBanc. Your line is open.

Beth Malone—Keybanc—Analyst

Okay thank you. Good morning.

Bob Restrepo—State Auto—Chairman, President and CEO

Good morning, Beth.

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FINAL TRANSCRIPT Oct. 23. 2008 / 10:00AM ET, STFC - Q3 2008 State Auto Financial Earnings Conference Call

Beth Malone—Keybanc—Analyst

Just a couple of questions. On the pricing in the auto market, that looks like it has improved. Is there, can you identify why pricing is a little bit better than we’re seeing in the general property casualty environment right now? Is it typically a leader?

Bob Restrepo—State Auto—Chairman, President and CEO

I think it’s just inherently a more disciplined market. There were fewer big players, they’re more disciplined, large well-known companies, particularly the stock companies are very—they have analytics. We all have analytics now, but we have a much better handle on our business than let’s say we had back in the ‘90s. Predictive modeling allows us to respond much more quickly with price increases even in the absence of rate increases and the market has been changing in personal along the field because of deteriorating accident year trends for the past year or so.

We’ve lagged a bit behind but the severe accident trends have remained terrific. Very good. But we are seeing pure premium trends now that are on the positive side and so it’s time for us to join the pack and get the kind of rate increases we need to preserve our margins.

Beth Malone—Keybanc—Analyst

Okay. And then another question on M&A opportunities. It would seem you’ve spoken quite a bit about your interest in expanding through mergers and acquisitions in past conference calls and I wondered, given market conditions, and what’s happened with some investments, does that provide more opportunities and would you need to raise capital or dept in order to make an acquisition?

Bob Restrepo—State Auto—Chairman, President and CEO

Of course it depends; I’ll answer the second question first. Our financing needs would obviously be dependent upon the size of the opportunity. And until we actually disclose that we’ve completed a transaction, it’s kind of hard for me to respond to that. On your first question, yes, we continue to see opportunities regardless of what’s happened in the market. We’ve had ongoing discussions with a couple of prospective partners and we’re optimistic that over the next couple of quarters, one of them will actually wind up being a successful new partner to State Auto.

Beth Malone—Keybanc—Analyst

In terms of what you’re looking for, is it really more a product expansion or geographic expansion?

Bob Restrepo—State Auto—Chairman, President and CEO

It’s primarily right now product expansion. We really like to diversify our product portfolio, particularly in the commercial specialty areas.

Beth Malone—Keybanc—Analyst

Okay. All right. Thank you.

Bob Restrepo—State Auto—Chairman, President and CEO

Thank you.

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FINAL TRANSCRIPT Oct. 23. 2008 / 10:00AM ET, STFC - Q3 2008 State Auto Financial Earnings Conference Call

Operator

Our next question comes from Joseph DiMarino from Piper Jaffray. You’re line is open.

Joseph DiMarino—Piper Jaffray—Analyst

Thank you. Good morning.

Bob Restrepo—State Auto—Chairman, President and CEO

Good morning.

Joseph DiMarino—Piper Jaffray—Analyst

What primarily drove the increase in both personal and business segment in net premiums written? Was it more rates or, I mean what do you attribute the growth to?

Bob Restrepo—State Auto—Chairman, President and CEO

Let me talk about personal lines first. It’s a continued increase of—well number one, most importantly, it’s very stable retention. We’ve always had good retention, we’ve been a total account writer and that’s contributed to excellent retention ratios over the years. Those have continued.

The second issue is we have a lot more pricing flexibility now with our custom set. We’re introducing the second version of it and that’s allowed us not only to broaden our underwriting appetite, but preserve the margins by getting the pricing precision we need. And the third thing and probably the most important change over the past two years is the point of sale technology that we’ve introduced. We’ve talked in the past about our net express technology which allows our agents to rate, quote and issue policies in their office, but we’ve augmented that with new bridging technologies and new bridging solutions that make it even easier for agents that deal with us from their agency management system.

So we’ve seen our quotation activity triple over the past two years. What hasn’t changed is the percentage of activity, the percentage of quote that we actually write, which is good for us. That means we’re not being overly aggressive in the marketplace. Our hit ratio’s about 1 out of 4. It was 1 out of 4 two years ago and it’s still 1 out of 4. What’s changed is our ability to generate more activity and as our head of sales says, “The more at bats you have, the more hits you have.” So we’ve had lots more at bats over the last two years and we continue to roll out new bridging solutions and we like our run rates

Joseph DiMarino—Piper Jaffray—Analyst

Okay. Thanks.

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FINAL TRANSCRIPT Oct. 23. 2008 / 10:00AM ET, STFC - Q3 2008 State Auto Financial Earnings Conference Call

Bob Restrepo—State Auto—Chairman, President and CEO

(Inaudible—multiple speakers) Let me just respond quickly to business insurance. Early in the third quarter, we rolled out what we call Biz Express which is our point of sale technology for commercial automobile. And as we saw with our BOP line when we rolled this capability out last year, we again had a significant up-tick in activity. The more activity you get, the more opportunities you have to quote new business, the more opportunities you have to write business. And we have really not a pricing issue as much as an ease of doing business issue. So we have our business owner product and our commercial auto product supported by that technology and worker’s compensation will come out early next year.

Joseph DiMarino—Piper Jaffray—Analyst

Great. Thanks. Did you say pricing in the personal side was up 2% to 5%?

Bob Restrepo—State Auto—Chairman, President and CEO

Prospectively. It’s been flat retrospectively but we have filed rates and implemented rates that on a prospective basis, it should earn out in the 2% to 5% range depending upon line, depending up state.

Joseph DiMarino—Piper Jaffray—Analyst

Okay. Got it. And have you seen any impact—first of all, do you have much overlapping business with AIG and if so, can you quantify or tell me about some impacts you’ve seen from that?

Bob Restrepo—State Auto—Chairman, President and CEO

The short answers no. We really don’t have any direct competition with AIG. I’ll start with our biggest line. Personal automobile, most of AIG’s personal automobile business hold is on the market right now is direct response business and we’re obviously 100% independent agency. They have a small independent agency business that we don’t really compete with or in a very small way. They have some nonstandard automobile products that represent a competitor in our standard auto line. We may get some business from there. Commercial lines, if we had a specialty business, my guess is, we would be benefiting it, but in our standard lines, we really don’t run up against AIG much.

Joseph DiMarino—Piper Jaffray—Analyst

Okay. Thanks. And one last question. What stocks in particular cause the impairments, the OTTI impairments?

Bob Restrepo—State Auto—Chairman, President and CEO

Kind of across the board in terms of industries.

Jim Duemey—State Auto—VP, Investment Officer

They are primarily in—

Bob Restrepo—State Auto—Chairman, President and CEO

Jim Duemey.

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FINAL TRANSCRIPT Oct. 23. 2008 / 10:00AM ET, STFC - Q3 2008 State Auto Financial Earnings Conference Call

Jim Duemey—State Auto—VP, Investment Officer

Yes, I’m sorry. Primarily in our consumer discretionary industrial and one drug stop.

Joseph DiMarino—Piper Jaffray—Analyst

Okay. So individual—

Jim Duemey—State Auto—VP, Investment Officer

Pretty much broad, across the board, just like the markets.

Joseph DiMarino—Piper Jaffray—Analyst

Individuals stocks though? Not ETFs? Do you have ETFs?

Jim Duemey—State Auto—VP, Investment Officer

No, we have no ETFs; they’re all individual stocks.

Joseph DiMarino—Piper Jaffray—Analyst

Okay. Thanks.

Bob Restrepo—State Auto—Chairman, President and CEO

Thank you.

Operator

Our next question comes from Caroline Steers with FPK. Your line is open.

Caroline Steers—FPK—Analyst

Hi, good morning. I just have 2 quick questions. One is just if you could comment on the buy back and when you could expect that to start up again. And then you sort of noted a bottoming out on 1/1 and commercial pricing and I was wondering if there were any lines in particular that you would expect to be hardening first? That’s it.

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FINAL TRANSCRIPT Oct. 23. 2008 / 10:00AM ET, STFC - Q3 2008 State Auto Financial Earnings Conference Call

Bob Restrepo—State Auto—Chairman, President and CEO

Regarding the stock repurchase plan, it’s still open and we have always said that the highest priority use of our capital is for M&A and that remains our highest priority. We are also looking for opportunities to buy back our stock, but given all the volatility in the financial markets, as I’ve said, given all the opportunities we see in the M&A market, we thought the most prudent use of our capital was to keep it and not buy back the stock.

And we’ll be evaluating that on an ongoing basis, what makes the most sense going forward, but certainly during the third quarter for those two reason; the volatility in the markets since the M&A opportunities, we didn’t make any repurchases. And if those conditions persist, then my guess is our actions will persist or our lack of action will persist.

The second question, in term of the pricing of bottoming out, the biggest single indicator that I’ve seen over my career as it drives pricing behavior as capacity and surplus growth. And what we’re seeing now is shrinking capacity driven by shrinking surplus growth and I think that’s going to have the biggest impact immediately on property-oriented lines because of the bad weather and very poor experience that has now—a lot of the activity this year really hasn’t hurt the reinsurers. It’s hit the primary companies because it’s been more of a frequency issue than a severity issue. Ike and Gustav corrected that so now the pain is more broadly spread and my guess is that’s going to affect the reinsurance markets and the property lines first.

I think we’re starting to—generally, the first line to turn on the more liability oriented lines, it’s commercial automobile. We haven’t seen that yet but generally speaking from our commercial automobile experience, it’s the first to deteriorate and it’s the one that’s easier to fix because it’s the more homogeneous risk than, let’s say, a general liability outlook of business. We’re not much into specialty lines right now but I’ve read lots of talk about specialty lines, the DNO, given all the market turmoil, energy risks given the storm. That’s really not part of our product portfolio right now so what we see, where we see the biggest opportunity, almost immediately, is in the property lines for commercial lines and my guess is the commercial automobile will bow out. Workers’ compensation because it’s so state regulated, seems to operate on its own cycle if you will.

Caroline Steers—FPK—Analyst

Okay great. Thanks.

Bob Restrepo—State Auto—Chairman, President and CEO

Thank you.

Operator

(Operator Instructions). Our next question comes from Beth Malone from KeyBanc. Your line is open.

Bob Restrepo—State Auto—Chairman, President and CEO

Beth, are you there?

Operator

Ma’am, your line is open. There are no further questions at this time.

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FINAL TRANSCRIPT Oct. 23. 2008 / 10:00AM ET, STFC - Q3 2008 State Auto Financial Earnings Conference Call

Steve English—State Auto—VP, CFO

Well thank you, Kelly. We want to thank all of you for participating in our conference call and for your continued interest in support of State Auto Financial Corporation. We look forward to speaking with you again on our year-end earnings call, which is currently scheduled for February 17, 2009. Thank you and have a nice day.

Operator

Thank you for participating in today’s conference call. You may disconnect at this time.

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